UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 17, 2020

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration Agreement with Aegea Biotechnologies Inc.

Pursuant to the April 3, 2020 collaboration agreement between Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) and Aegea Biotechnologies Inc. (“Aegea”), as filed on Current Report 8-K on April 15, 2020, for the purpose of together developing a Rapid, Multiplexed Novel Coronavirus (COVID-19) Point of Care Test with Superior Sensitivity and Selectivity (the “SARS-Col 2 Test”), the Company has contributed capital in the amount of $113,912, as of this report. Additionally, as it relates to funding for the purposes set forth in the agreement from its $5,000,000 Equity Line of Credit (“ELOC”) the parties have mutually agreed after to increase the the contribution rate after the placement of the initial 10,000,000 shares. After the placement of the initial 10,000,000 shares, the Company will invest 40% (forty percent) of all subsequent net proceeds generated using the ATM Facility to purchase additional shares of common stock of Aegea pursuant to the terms of the stock purchase agreement. Previously, the Company agreed to contribute twenty percent (20%) of all subsequent net proceeds. The $4.00 stock price corresponds to a current pre-money valuation of Aegea of $25,000,000 for each tranche of cash, up to the first $2,000,000 of Tauriga’s investment in Aegea. The Aegea agreed upon valuation will be re-negotiated by the parties after the first $2,000,000 of Tauriga’s investment is received by Aegea.

Convertible Note – GS Capital LLC

On April 17, 2020, the Company entered into a one year 8% $55,000 convertible Note with GS Capital Partners, LLC pursuant to the terms of a Securities Purchase Agreement (“GS Note”). The GS Note has a maturity date of April 17, 2021 and carried a $5,000 original issue discount (such that $50,000 was funded to the Company on April 17, 2020). The holder is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily volume weighted average price (VWAP) of the common stock as reported on the National Quotations Bureau OTC Markets exchange, which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. Such conversion shall be effectuated by the Company delivering the shares of common stock to the holder within 3 business days of receipt by the Company of the notice of conversion. Accrued but unpaid interest shall be subject to conversion. To the extent the conversion price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “Chill” is in effect. In no event shall the holder be allowed to affect a conversion if such conversion, along with all other shares of the Company common stock beneficially owned by the holder and its affiliates would exceed 9.9% of the outstanding shares of the common stock of the Company.

During the first six months that the GS Capital Note is in effect, the Company may redeem the GS Note by paying to the holder an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but less than the 180th day of the issuance date, then for an amount equal to 133% of the unpaid principal amount of this Note along with any accrued interest. The GS Note may not be redeemed after 180 days. The Company may not redeem the GS Capital Note after the 180th day from entering into it. Upon an event of default, among other default provisions set forth in the GS Capital Note, (i) interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. (ii) if the Company shall fail to deliver to the holder the shares of common stock without restrictive legend (when permissible in accordance with applicable law) within three (3) business days of its receipt of a notice of conversion, then the Company shall pay a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company (which shall be increased to $500 per day beginning on the 10th day); (iii) if the Company’s stock ceases to be listed on an exchange, its stock is suspended from trading for more than 10 consecutive trading days or the Company ceases to file its reports with the SEC under the Securities Exchange Act of 1934, as amended, then the outstanding principal due under the GS Capital Note shall increase by 50%; or (iv) if the GS Capital Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

In connection with the GS Capital Note, the Company issued irrevocable transfer agent instructions reserving 5,717,000 shares of its common Stock for conversions under this Note (the “Share Reserve”) within 5 days from the date of execution, and shall maintain a 2.5 times reserve for the amount then outstanding. Upon full conversion or repayment of this Note, any shares remaining in the Share Reserve shall be cancelled.

The Company will issue to the noteholder 150,000 shares of its restricted common stock as debt commitment shares valued at $5,000 ($0.03 per share).

The foregoing description of the Investment Agreement, Registration Rights Agreement, Securities Purchase Agreement and the convertible Note do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Convertible Note - Adar Alef, LLC

On April 30, 2020, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued an 8% convertible redeemable note in the principal amount of $44,000. The note was funded with net proceeds of $37,800, after the deduction of $4,000 for OID and $2,200 in legal fees. The note has a maturity date of April 30, 2021. The face value amount plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. During the first 6 months following the Issuance Date, the Company may redeem this Note by paying to the Holder an amount equal to the sum of 140% of the face amount plus any accrued interest. The redemption must be closed and paid for within 3 business days of the Company sending the redemption demand or the redemption will be invalid, and the Company may not redeem this Note. In the event this Note is not prepaid within the 6-month period, the conversion Price described above shall be decreased from 65% to 60% (reflecting an effective conversion discount of 40%). Further, certain events of default may trigger penalty and liquidated damage provisions. (This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. The Company shall establish an initial reserve of 7,736,000 shares of its common stock and at all times reserve a minimum of 4 times the amount of shares required if the note were to fully convert. This Note may not be prepaid after the 6-month anniversary of the Issuance Date.

Convertible Note – Tangiers Global, LLC

On May 8, 2020, the Company effectuated a six-month fixed convertible promissory note with Tangiers Global, LLC with a total face value of $102,500 containing an original issue discount of $2,500. On May 8, 2020, the Company received funds in the amount of $50,000 and recognized original issue discount of $1,250. This note matures on November 8, 2020 and bears an annual interest rate of 5%. This note has a fixed conversion price of $0.03 per share. In the event of default this note will accrue at a rate of 15% per annum or the highest rate permitted by law. The Company may redeem the note by paying to Tangiers an amount as follows: (i) if the redemption is within the first 90 days of the issuance date, then for an amount equal to 110% of the unpaid principal amount so paid of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 120%. After 180 days from the effective date, the Company may not pay this note, in whole or in part without prior written consent by Holder. The Company covenants that it will at all times reserve and keep available for Tangiers, out of its authorized and unissued Common Stock three times the number of shares of Common Stock as shall be issuable upon the full conversion of this Note. If the Note is not retired on or before the Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained herein, the Tangiers shall have the right, at the Tangiers’s sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Variable Conversion Price which shall be equal to the lower of: (a) the Fixed Conversion Price or (b) 70% of the lowest volume weighted average price of the Company’s Common Stock during the 15 consecutive Trading Days prior to the date on which Tangiers elects to convert all or part of the Note. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 30% to 40%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 30% to 35%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 30% to 45%. Tangiers may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion. In the “Event of Default”, defined (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K; (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) any representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTC Markets Group, Inc. and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile; (xi) any failure of the Company to provide the Tangiers with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float within 1 Trading Day of request by Tangiers; (xii) failure by the Company to maintain the Required Reserve; (xiii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiv) any delisting from a Principal Market for any reason; (xv) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xvi) failure by Company to notify Tangiers of a change in transfer agent within 24 hours of such change; (xvii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xviii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Tangiers or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully- reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xix) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Tangiers of a change in the Use of Proceeds.

If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Tangiers’s election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 20% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Tangiers need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Tangiers may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Tangiers at any time prior to payment hereunder and the Tangiers shall have all rights as a Tangiers of the note until such time, if any, as the Tangiers receives full payment. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.

Convertible Note – Firstfire Global Opportunities, LLC

On May 18, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with Firstfire Global Opportunities Fund, LLC (“Firstfire”) pursuant to a convertible promissory note in the principal amount of $88,333, having an original issue discount in the amount of $8,833. On May 24, 2020, the Company received funds in the amount of $75,000 after the deduction of legal fees in the amount of $4,500. This note bears an interest rate of 8%. Any principal amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) fifteen percent (15%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The Holder shall have the right, at any time on or after the Issue Date, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest into fully paid and non-assessable shares of Common Stock. In no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. The per share conversion price into which Principal Amount and interest under this Note shall be convertible into shares of Common Stock hereunder shall be equal to 65% multiplied by the average of the two (2) lowest volume weighted average prices of the Common Stock during the fifteen (15) consecutive Trading Day period immediately preceding the date of the respective conversion. The borrower covenants that at all times until the Note is satisfied in full, the borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the greater of: (a) 8,500,000 shares of Common Stock or (b) the sum of the number of Conversion Shares issuable upon the full conversion of this Note multiplied by (ii) three and a half (3.5).

At any time after the Issue Date, (i) if in the case that the borrower’s Common Stock is not deliverable by DWAC, (ii) if the borrower ceases to be a reporting company pursuant or subject to the Exchange Act, (iii) if the borrower loses a market for its common Stock, (iv) if the borrower fails to maintain its status as “DTC Eligible” for any reason, (v) if the Conversion Price is less than one cent ($0.01), (vi) if the Note cannot be converted into free trading shares on or after six months from the Issue Date, (vii) if at any time the borrower does not maintain or replenish the Reserved Amount (as defined herein) within three (3) business days of the request of the Holder, (viii) if the borrower fails to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, (ix) if the borrower fails to comply with the reporting requirements of the Exchange Act; the reporting requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, the requirements for XBRL filings, the requirements for disclosure of financial statements on its website, (x) if the borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder, (xi) if OTC Markets changes the borrower’s designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign), (xii) the restatement of any financial statements filed by the borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, (xiii) any cessation of trading of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, and such cessation of trading shall continue for a period of five consecutive (5) Trading Days, and/or (xiv) the borrower loses the “bid” price for its Common Stock ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2), and/or (xv) if the Holder is notified in writing by the Company or the Company’s transfer agent that the Company does not have the necessary amount of authorized and issuable shares of Common Stock available to satisfy the issuance of Shares pursuant to a Conversion Notice, then in addition to all other remedies under this Note (including but not limited the default provisions provided in this Note), the Holder shall be entitled to increase, by 15% for each occurrence, cumulative or otherwise, the discount to the Conversion Price shall apply for all future conversions under the Note. The Holder maintains the option and sole discretion to increase by Ten Thousand and No/100 United States Dollars ($10,000) per each occurrence described above (under Holder’s and borrower’s expectation that any principal amount increase will tack back to the Issue Date) the principal amount of the Note instead of applying further discounts to the Conversion Price.

At any time prior to or as of the earlier of the (i) the first conversion date and (ii) the 180th calendar day after the issue date, the borrower shall have the right to prepay the outstanding principal amount and interest then due under this note. If the borrower exercises its right to prepay the note at any time within the initial 30 calendar days following the issue date, the borrower shall make payment to the holder of an amount in cash equal to the sum of: (w) 115% multiplied by the principal amount then outstanding plus (x) accrued and unpaid interest on the principal amount. If the borrower exercises its right to prepay the note at any time from the 31st calendar day through the 60th calendar day following the issue date, the borrower shall make payment to the holder of an amount in cash equal to the sum of: (w) 125% multiplied by the principal amount then outstanding plus (x) accrued and unpaid interest on the principal amount. If the borrower exercises its right to prepay the note at any time from the 61st calendar day through the 120th calendar day following the issue date, the borrower shall make payment to the holder of an amount in cash equal to the sum of: (w) 135% multiplied by the principal amount then outstanding plus (x) accrued and unpaid interest on the principal amount. If the borrower exercises its right to prepay the note at any time from the 121st calendar day through the 180th calendar day following the issue date, the borrower shall make payment to the holder of an amount in cash equal to the sum of: (w) 140% multiplied by the principal amount then outstanding plus (x) accrued and unpaid interest on the principal amount.

It shall be considered an event of default if any of the following events shall occur: (a) Failure to Pay Principal or Interest; (b) the borrower fails to issue conversion shares to the holder upon exercise by the holder of the conversion rights; (c) the borrower breaches any material agreement, covenant or other material term or condition contained in the purchase agreement, this note, the irrevocable transfer agent instructions or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith; (d) any representation or warranty of the borrower made in the purchase agreement, this note, the irrevocable transfer agent instructions or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect; (e) the borrower or any subsidiary of the borrower shall make an assignment for the benefit of creditors; (f) any money judgment, writ or similar process shall be entered or filed against the borrower or any subsidiary of the borrower or any of its property or other assets for more than $100,000; (g) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the borrower or any subsidiary of the borrower; (h) delisting of common stock; (i) failure to comply with the reporting requirements of the 1934 Act and/or the borrower shall cease to be subject to the reporting requirements of the 1934 Act; (j) any dissolution, liquidation, or winding up of borrower or any substantial portion of its business; (k) cessation of operations; (l) failure by borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business; (m) financial statement restatement from two years prior to the issue date of this note and until this note is no longer outstanding, whereby the restatement, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the holder with respect to this note or the purchase agreement; (n) the borrower effectuates a reverse split of its common stock without twenty (20) days prior written notice to the holder; (o) replacement of transfer agent whereby the borrower fails to provide, prior to the effective date of such replacement, a fully executed irrevocable transfer agent instructions in a form as initially delivered pursuant to the SPA; (p) the DTC places a “chill” on any of the borrower’s securities (q) any court of competent jurisdiction issues an order declaring this note, the SPA or any provision hereunder or thereunder to be illegal; (r) the common stock is not eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs; (s) declaration of an event of default by any lender or other extender of after the passage of all applicable notice and cure or grace periods; (t) borrower loses the “bid” price for its Common Stock; (u) attempt by the borrower to transmit, convey or disclose material non-public information concerning the borrower which is not immediately cured by borrower filing a Form 8-K pursuant to Regulation FD on that same date; (v) at any time on or after the date which is six (6) months after the issue date, the holder is unable to obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the holder; (y) delisting or suspension of trading of common stock.

Upon the occurrence and during the continuation of any event of default become immediately due and payable and the borrower shall pay to the holder, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest through the date of full repayment multiplied by 150%. holder may, in its sole discretion, determine to accept payment part in common stock and part in cash. If a breach occurs as a result of the unavailability of Rule 144, failure to comply with the 1934 Act or the borrower fails to issue conversion shares. occurs or is continuing after the six (6) month anniversary of the issue date, then the holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for any conversion hereunder.

Private Placement of Common Stock – March through May 2020

During March, April and May of 2020, the Company completed a series of Securities Purchase Agreements with various individual accredited investors at an average price of $0.0318 per share (“Purchase Price”). The Company raised an aggregate of $176,000 in exchange for the sale of an aggregate of 5,533,333 shares of our restricted Common Stock.

The shares of our restricted common stock were sold pursuant to the terms of a Securities Purchase Agreements and issued in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

The shares of our common stock were offered and sold in a private placement and have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of our common stock in any jurisdiction in which such offer or solicitation would be unlawful.

The foregoing description of the Collaboration Agreement, Securities Purchase Agreement and the Convertible Note do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this current report on Form 8-K are incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this current report on Form 8-K are incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

Completion of Initial Production Run of Peach-Lemon Flavor Tauri-Gum (CBG Infused)

The Company has completed its initial production run of its first Cannabigerol ("CBG") Infused Version of Tauri-Gum.  This version is Peach-Lemon flavor (and each piece of Chewing Gum contains 10mg CBG isolate).  This initial production run yielded roughly 8,300 Blister Packs and thousands of dollars worth of this product have already been sold on the Company's E-Commerce Site.   The product is Kosher Certified, Vegan Formulated, Lab Tested, NON-GMO, Allergen Free, Gluten Free, NO THC, and 100% Made in the USA.  MSPR has been established at $19.99 per Blister Pack

Commencement of Initial Production Run of Black Currant Flavor Tauri-Gum (CBG Infused)

The Company has commenced production of its 2nd version of CBG Infused Tauri-Gum - Black Currant Flavor (each piece of Chewing Gum contains 15mg of CBG isolate).  The Company’s Black Currant Flavor - CBG Infused Tauri-Gum™, will be: Kosher Certified, Vegan, Lab-Tested, NON-GMO, Allergen Free, Gluten Free, 15mg CBG/Piece of Chewing Gum, 100% Made in the USA.  MSRP will be $22.99 per Blister Pack

The information set forth in this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall the information in this Item 8.01 or such press release be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement between the Company and GS Capital LLC dated April 17, 2020
10.2	Convertible Note between the Company and GS Capital LLC dated April 17, 2020
10.3	Securities Purchase Agreement between the Company and Adar Alef, LLC, dated April 30, 2020
10.4	Convertible Note between the Company and Adar Alef, LLC, dated April 30, 2020
10.5	Convertible Note between the Company and Tangiers Global, LLC dated March 23, 2020
10.6	Securities Purchase Agreement between the Company and Firstfire Global Opportunities Fund, LLC dated May 18, 2020
10.7	Convertible Note between the Company and Firstfire Global Opportunities Fund, LLC dated May 18, 2020
10.8	Collaboration Agreement with Aegea Biotechnologies Inc. dated April 3, 2020 (filed on Current Report 8-K on April 15, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer